Kaltura, Inc. Adopts a Limited Duration Stockholder Rights Plan

NEW YORK, New York, -- The Board of Directors of Kaltura, Inc. (NASDAQ: KLTR) (the “Company”) announced today that it has adopted a limited duration stockholder rights plan.

The Company has become aware of the rapid accumulation of a significant amount of the common stock of the Company by K1 Investment Management, LLC, financial sponsor to the Company’s competitor Panopto, Inc., and Panopto’s unsolicited public letter indicating an interest in acquiring the Company, as disclosed in a Schedule 13D filed on July 28, 2022. The Board of Directors believes that the rights plan will help promote the fair and equal treatment of all stockholders of the Company and ensure that the Board remains in the best position to discharge its fiduciary duties to the Company and its stockholders. The rights plan will guard against open market accumulations and other coercive tactics, aimed at gaining control of the Company and adversely impacting the market in the Company’s common stock without paying all stockholders a full control premium for their shares.

Under the plan, one preferred stock purchase right will be distributed for each share of common stock held by stockholders of record on August 22, 2022. Under certain circumstances, each right will entitle stockholders to buy one one-thousandth of a share of newly-created Series A Junior Participating Preferred Stock of the Company at an exercise price of $13.00. The Company’s Board of Directors will be entitled to redeem the rights at $0.01 per right at any time before a person or group has acquired 10% (20% in the case of a passive institutional investor) or more of the outstanding common stock. The rights will expire on August 6, 2023, subject to the Company’s right to extend such date, unless earlier redeemed or exchanged by the Company or terminated.

Subject to limited exceptions, if a person or group acquires 10% (20% in the case of a passive institutional investor) or more of the Company’s common stock (including shares that are synthetically owned pursuant to derivative transactions or ownership of derivative securities) or announces a tender offer and the consummation of that offer results in such ownership (we refer to such a person or group as an “acquiring person”), each right will entitle its holder to purchase, at the right’s then-current exercise price, a number of shares of common stock having a market value at that time of twice the right’s exercise price. Rights held by the acquiring person will become void and will not be exercisable. If the Company is acquired in a merger or other business combination transaction that has not been approved by the Board of Directors after the rights become exercisable, each right will entitle its holder to purchase, at the right’s then-current exercise price, a number of shares of the acquiring company’s common stock having a market value at that time of twice the right’s exercise price.

Further details about the rights plan will be contained in a Form 8-K to be filed by the Company with the U.S. Securities and Exchange Commission.

About Kaltura, Inc.

Kaltura (NASDAQ: KLTR) – Kaltura’s mission is to power any video experience for any organization. Our Video Experience Cloud offers live, real-time, and on-demand video products for enterprises of all industries, as well as specialized industry solutions, currently for educational institutions and for media and telecom companies. Underlying our products and solutions is a broad set of Media Services that are also used by other cloud platforms and companies to power video experiences and workflows for their own products. Kaltura’s Video Experience Cloud is used by leading brands reaching millions of users, at home, at school and at

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work, for communication, collaboration, training, marketing, sales, customer care, teaching, learning, virtual events, and entertainment experiences.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including but not limited to, statements regarding the public announcement made by Panopto, Inc. regarding a proposed business combination transaction.

In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Any forward-looking statements contained herein are based on our historical performance and our current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent our expectations as of the date of this press release. Subsequent events may cause these expectations to change, and we disclaim any obligation to update the forward-looking statements in the future, except as required by law. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from our current expectations. Important factors that could cause actual results to differ materially from those anticipated in our forward-looking statements include, but are not limited to, our ability to manage and sustain our rapid growth; our ability to achieve and maintain profitability; the evolution of the markets for our offerings; the quarterly fluctuation in our results of operations; our ability to retain our customers; our ability to keep pace with technological and competitive developments; our ability to maintain the interoperability of our offerings across devices, operating systems and third-party applications; our reliance on third parties; our ability to retain our key personnel; risks related to our international operations; and the other risks under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in our other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov and the Investor Relations page of our website at investors.kaltura.com.

Investor Contacts:
Kaltura
Yaron Garmazi
Chief Financial Officer
IR@Kaltura.com

Sapphire Investor Relations
Erica Mannion and Michael Funari
+1 617 542 6180
IR@Kaltura.com

Media Contacts:

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Kaltura
Lisa Bennett
pr.team@kaltura.com

Headline Media
Raanan Loew
raanan@headline.media
+1 347 897 9276

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